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As filed with the Securities and Exchange Commission on April 19, 2018

Registration No. 333-224029

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO

FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Yamana Gold Inc.
(Exact name of registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1041 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Royal Bank Plaza, North Tower
200 Bay Street, Suite 2200
Toronto, Ontario
Canada M5J 2J3
(416) 815-0220
(Address, including postal code, and telephone number, including area code, of Registrant's principal executive offices)

Meridian Gold Company
4635 Longley Lane
Unit 110-4A
Reno, Nevada 89502
(775) 850-3700
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent for Service in the United States)

Copies to:

Sofia Tsakos Yamana Gold Inc. 200 Bay Street, Suite 2200 Toronto, Ontario Canada M5J 2J3 (416) 815-0220	Adam M. Givertz Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Andrea FitzGerald Cassels Brock & Blackwell LLP 40 King Street West, Suite 2100 Toronto, Ontario Canada M5H 3C2 (416) 869-5300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

        It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

I-1

SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 19, 2018

YAMANA GOLD INC.

US$1,000,000,000

Common Shares
Preference Shares
Debt Securities
Subscription Receipts
Units
Warrants

Yamana Gold Inc.. ("Yamana" or the "Corporation") may offer and sell from time to time, common shares (the "Common Shares"), first preference shares, Series 1 (the "Preference Shares") debt securities (the "Debt Securities"), subscription receipts (the "Subscription Receipts"), units (the "Units") and warrants (the "Warrants") (all of the foregoing, collectively, the "Securities") or any combination thereof in one or more series or issuances up to an aggregate total offering price of US$1,000,000,000 (or the equivalent thereof in other currencies) during the 25 month period that this short form base shelf prospectus (the "Prospectus"), including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").

Yamana is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and may be subject to Canadian auditing and independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is continued under the laws of Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in this Prospectus may be, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC") nor any state or Canadian securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading "Certain Federal Income Tax Considerations" as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an "at-the-market distribution", as defined in Canadian National Instrument 44-102 — Shelf Distributions ("NI 44-102"), no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See "Plan of Distribution".

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "YRI" and are listed on the New York Stock Exchange (the "NYSE") under the symbol "AUY". On April 18, 2018, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$3.74 and on the NYSE was US$2.98. Unless otherwise specified in the applicable Prospectus Supplement, the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The Corporation's head office is located at Royal Bank Plaza, North Tower, 200 Bay Street, Suite 2200, Toronto, Ontario, Canada M5J 2J3 and its registered office is located at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, Canada M5H 3C2.

Andrea Bertone, John Begeman, Richard Graff and Jane Sadowsky, each a director of the Corporation, reside outside Canada. Each of the aforementioned individuals have appointed Cassels Brock & Blackwell LLP, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3L2, as his or her agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against these individuals, even though such persons have appointed an agent for service of process.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading "Risk Factors" and elsewhere in this Prospectus and in documents incorporated by reference in this Prospectus.

Yamana has filed an undertaking with each of the securities regulatory authorities in each of the provinces of Canada that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator, the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, all references to Yamana or the Corporation include the direct and indirect subsidiaries of Yamana Gold Inc.

        Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with different information. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Corporation's website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

        This Prospectus contains or incorporates by reference "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" under applicable Canadian securities legislation (collectively, "forward-looking statements"). Except for statements of historical fact relating to the Corporation (as defined herein), information contained or incorporated by reference herein constitutes forward-looking statements, including, but not limited to, any information as to the Corporation's strategy, plans or future financial or operating performance. Forward-looking statements are characterized by words such as "plan", "expect", "budget", "target", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. In particular, forward-looking statements included or incorporated by reference in this Prospectus include, without limitation, statements with respect to:

  •
  the Corporation's expectations in connection with the production and exploration, development and expansion plans at the Corporation's projects discussed herein being met;

  •
  the Corporation's plans to continue building on its base of significant gold production, gold development stage properties, exploration properties and land positions in Canada, Brazil, Chile, and Argentina through existing operating mine expansions, throughput increases, development of new mines, advancement of its exploration properties and by targeting other gold consolidation opportunities with a primary focus in the Americas;

  •
  the Corporation's expectations regarding the timing of construction, development and production at the Cerro Moro Project;

  •
  the impact of proposed optimizations at the Corporation's projects;

  •
  the effect of government regulations (or changes thereto) with respect to the restrictions on production, export controls, income taxes, expropriation of property, repatriation of profits, environmental legislation, land use, water use, land claims of local people, mine safety and receipt of necessary permits;

  •
  the impact of the new mining law in Brazil and the Argentinean tax reform package;

  •
  Yamana's expectations relating to the performance of the Canadian Malartic Mine;

  •
  Yamana's evaluation of various monetization opportunities for its Brio Gold Inc. holdings from time to time;

  •
  the Corporation's investments and development of infrastructure improvements to enhance community relations in the locations where it operates and the further development of the Corporation's social responsibility programs;

  •
  the payment of any future dividends;

  •
  the outcome of any current or pending litigation against the Corporation; and

  •
  the outcome of any current or pending tax assessments involving the Corporation.

        Forward-looking statements are based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made, and are inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the impact of general domestic and foreign business, economic and political conditions, global liquidity and credit availability on the timing of cash flows and the values of assets and liabilities based on projected future conditions, fluctuating metal prices (such as gold, copper, silver and zinc), currency exchange rates (such as the Brazilian real, the Chilean peso, the Argentine peso, and the Canadian dollar versus the United States dollar), interest rates, possible variations in ore grade or recovery rates, changes in the Corporation's hedging program, changes in accounting policies, changes in mineral resources and mineral reserves, and risks related to acquisitions and/or dispositions, changes in project parameters as plans continue to be refined, changes in project development, construction, production and commissioning time frames, risks related to joint venture operations, the possibility of project cost overruns or unanticipated costs and expenses, potential impairment charges, higher prices for fuel, steel, power, labour and other consumables contributing to higher costs and general risks of the mining industry, including but not limited to, failure of plant, equipment or processes to operate as anticipated, unexpected changes in mine life, final pricing for concentrate sales, unanticipated results of future studies, seasonality and unanticipated weather changes, costs and timing of the development of new deposits, success of exploration activities, permitting timelines, environmental and government regulation and the risk of government expropriation or nationalization of mining operations, risks related to relying on local advisors and consultants in foreign jurisdictions, environmental risks, unanticipated reclamation expenses, title disputes or claims, limitations on insurance coverage and timing and possible outcome of pending and outstanding litigation and labour disputes, risks related to enforcing legal rights in foreign jurisdictions, vulnerability of information systems, as well as those risk factors discussed or referred to herein and in the Corporation's annual management's discussion and analysis filed with the securities regulatory authorities in all provinces of Canada and available under the Corporation's SEDAR profile at www.sedar.com. Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Corporation undertakes no obligation to update forward-looking statements if circumstances or management's estimates, assumptions or opinions should change, except as required by applicable law. The reader is cautioned not to place undue reliance on forward-looking statements. The forward-looking statements contained or incorporated by reference herein are presented for the purpose of assisting investors in understanding the Corporation's expected financial and operational performance and results as at and for the periods ended on the dates presented in the Corporation's plans and objectives and may not be appropriate for other purposes.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

        Mineral Resource (each as defined herein) classification terms in accordance with reporting standards in Canada, and unless otherwise indicated, the Mineral Reserve and Mineral Resource estimates included and incorporated by reference in this Prospectus are prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates included and incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the mineral reserve disclosure requirements of the SEC set forth in Industry Guide 7 ("Industry Guide 7") under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"). Consequently, information regarding mineralization included and incorporated by reference in this prospectus is not comparable to similar information that would generally be disclosed by U.S. companies in accordance with the rules of the SEC.

        In particular, Industry Guide 7 applies different standards in order to classify mineralization as a reserve. As a result, the definitions of proven and probable reserves used in NI 43-101 differ from the definitions used in

Industry Guide 7. Under SEC standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or the issuance must be imminent in order to classify mineralized material as reserves under the SEC's standards. Accordingly, Mineral Reserve estimates included and incorporated by reference in this Prospectus may not qualify as "reserves" under SEC standards.

        In addition, this Prospectus and the documents incorporated by reference in this Prospectus use the terms "Mineral Resource", "Measured Mineral Resources", "Indicated Mineral Resources" and "Inferred Mineral Resources" to comply with the reporting standards in Canada. The SEC does not recognize mineral resources and U.S. companies are generally not permitted to disclose mineral resources of any category in documents they file with the SEC. Investors are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves as defined in NI 43-101 or Industry Guide 7. Further, "Inferred Resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of an inferred resource exists. It cannot be assumed that all or any part of "Measured Mineral Resources", "Indicated Mineral Resources", or "Inferred Mineral Resources" will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported "Measured Mineral Resources", "Indicated Mineral Resources", or "Inferred Mineral Resources" included and incorporated by reference in this Prospectus is economically or legally mineable. For the above reasons, information included and incorporated by reference in this Prospectus containing descriptions of the Corporation's Mineral Reserve and Mineral Resource estimates is not comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of the SEC.

        See "Description of the Business — Technical Information" in the Annual Information Form (as defined herein), which is incorporated by reference herein, for a description of certain of the mining terms used in this Prospectus and the documents incorporated by reference herein.

FINANCIAL INFORMATION

        The financial statements of the Corporation are presented in U.S. dollars and such financial statements are prepared in accordance with IFRS. Unless otherwise indicated, any other financial information included or incorporated by reference in this Prospectus has been prepared in accordance with IFRS. In addition, unless otherwise indicated, all historical financial information included or incorporated by reference in this Prospectus is derived from financial statements prepared in accordance with IFRS. IFRS differs in certain material respects from United States generally accepted accounting principles ("U.S. GAAP"). As a result, certain financial information included or incorporated by reference in this Prospectus may not be comparable to financial information prepared by other United States companies. This prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.

TECHNICAL INFORMATION

        If, after the date of this Prospectus, the Corporation is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Corporation, the Corporation will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "preliminary short form prospectus" refer to a "shelf prospectus supplement".

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        This Prospectus contains references to United States dollars and Canadian dollars. Canadian dollars are referred to as "Canadian dollars" or "C$". United States dollars are referred to as "United States dollars" or "US$".

        The high, low and closing rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as reported by the Bank of Canada, were as follows:

	Year ended December 31
	2017		2016
High	C$	1.3743	C$	1.4589
Low		1.2128		1.2544
Closing		1.2545		1.3427

        On April 18, 2018, the daily average exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.2614.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Senior Vice President, General Counsel and Corporate Secretary of the Corporation at 200 Bay Street, Royal Bank Plaza, North Tower, Suite 2200, Toronto, Ontario M5J 2J3, telephone (416) 815-0220, and are also available electronically at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through the System for Electronic Document Analysis and Retrieval ("SEDAR") and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

        The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  the annual information form (the "Annual Information Form") of the Corporation for the year ended December 31, 2017 dated March 27, 2018;

  (b)
  the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2017 and 2016, together with the auditors' report thereon and the notes thereto (the "Annual Financial Statements") as re-filed on March 29, 2018;

  (c)
  management's discussion and analysis of the Corporation for the year ended December 31, 2017 (the "Annual MD&A"); and

  (d)
  the management information circular of the Corporation dated March 27, 2018 prepared in connection with the annual meeting of shareholders of the Corporation to be held on May 3, 2018.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. In addition, any document filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference into the registration statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report). To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC, such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

        Upon a new annual information form and the related annual financial statements being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management's discussion and analysis in the interim reports for such periods), material change reports and management information circulars filed prior to the commencement of the Corporation's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management's discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined herein) of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Deloitte LLP; (3) the consent of Cassels Brock & Blackwell LLP; (4) powers of attorney from certain of the Corporation's directors and officers (included in the Registration Statement); (5) the consents of the "qualified persons" and other persons referred to in this Prospectus under "Interest of Experts"; (6) the Indenture (as defined herein); and (7) the statement of eligibility of the trustee of Form T-1. A copy of the form of warrant agreement or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

        The Corporation has filed with the SEC a registration statement (the "Registration Statement") on Form F-10 under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

THE CORPORATION

General

        Yamana was continued under the Canada Business Corporations Act by Articles of Continuance dated February 7, 1995. On February 7, 2001, pursuant to Articles of Amendment, the Corporation created and authorized the issuance of a maximum of 8,000,000 first preference shares, Series 1. On July 30, 2003, pursuant to Articles of Amendment, the name of the Corporation was changed from Yamana Resources Inc. to Yamana Gold Inc. On August 12, 2003, the authorized capital of the Corporation was altered by consolidating all of the then issued and outstanding Common Shares on the basis of one new common share for 27.86 existing Common Shares.

Summary Description of the Business

        Yamana is a Canadian-based gold producer with significant gold production, gold development stage properties, exploration properties and land positions in Canada, Brazil, Chile, and Argentina. Yamana plans to continue to build on this base through existing operating mine expansions, throughput increases, development of new mines, advancement of its exploration properties and by targeting other gold consolidation opportunities with a primary focus in the Americas.

        The Corporation's portfolio includes six operating gold mines, one development stage project currently under construction and various advanced and near development stage projects and exploration properties in Canada, Brazil, Chile, and Argentina. Yamana operates its mines and projects under common corporate oversight. Within this structure, Chapada, El Peñón and Canadian Malartic are the Corporation's material producing mines and the largest contributors to cash flow. In addition, the Company holds a majority interest in Brio Gold Inc. ("Brio Gold"), a public company which holds the Pilar mine (gold), the Fazenda Brasileiro mine (gold), the Riachos dos Machados mine (gold), the C1 Santa Luz project (gold), and some related exploration concessions.

        Set out below is a list of Yamana's main properties and mines:

Material Producing Mines

  •
  Chapada Mine (Brazil)

  •
  El Peñón Mine (Chile)

  •
  Canadian Malartic Mine (Canada) — 50% indirect interest

Other Producing Mines

  •
  Gualcamayo Mine (Argentina)

  •
  Jacobina Mining Complex (Brazil)

  •
  Minera Florida Mine (Chile)

Development Projects

  •
  Cerro Moro Project (Argentina)

Additional Projects

  •
  Agua Rica Project (Argentina)

  •
  Suyai Project (Argentina)

  •
  Monument Bay Project (Canada)

        For a further description of the business of the Corporation, see the sections entitled "Corporate Structure" and "Description of the Business" in the Annual Information Form.

Emerging Market Issuer Disclosure

        In addition to the disclosure set out in the section entitled "Other Disclosure Relating to Ontario Securities Commission Requirements for Companies Operating in Emerging Markets" in the Annual Information Form, the following emerging markets disclosure relates to the Corporation's mineral projects in Brazil, Chile and Argentina (the "EMIR Jurisdictions"), namely the Chapada Mine in Goiás state, Brazil and the Jacobina Mining Complex in Bahia State, Brazil (together, the "Brazilian Projects"); the El Peñón Mine in Northern Chile and the Minera Florida Mine in central Chile (together the "Chilean Projects"); the Gualcamayo Mine in San Juan Province, Argentina, the Cerro Moro Project in Santa Cruz province, Argentina, the Agua Rica Project in Catamarca province, Argentina and the Suyai Project in Cordon de Esquel, Chubut Province, Argentina (together, the "Argentinean Projects" and together with the Brazilian Projects and the Chilean Projects, the "EMIR Assets").

Property Ownership

Brazil

        The Corporation is able to satisfy itself as to its ownership of its property interests in its Brazilian Projects through: (a) the receipt and review of title opinions regarding the Corporation's mineral rights to the Brazilian Projects provided by the Corporation's legal counsel, Machado De Campos E Barreto Advogados, a law firm in Brazil recognized as having expertise in mining law matters; (b) searches conducted in the registry of the National Department of Mineral Production (the Departamento Nacional da Produção Mineral, the "DNPM"), the agency of the Federal Government responsible for controlling and applying the Brazilian Mining Code, in which all applications, grants, transfers and assignments of exploration permits, mining concessions and other evidence of mineral rights to explore the underground are registered and recorded; (c) correspondence with the DNPM pursuant to which exploration plans and detailed reports of work performed and geological and technological studies are required to be submitted; (d) payment to the DNPM in respect of government fees, charges, taxes and annual exploration fees payable on the mineral titles held; (e) review, negotiation and execution of various asset purchase agreements relating to the acquisition/transfer of certain mining titles; (f) the entering into of agreements with certain possessors of surface land covering the majority of the area used in Brazilian Projects; and (g) conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Chile

        The Corporation is able to satisfy itself as to its ownership of its property interests in its Chilean Projects through: (a) the receipt and review of title opinions regarding the Corporation's mineral rights to the Chilean

Projects provided by the Corporation's legal counsel, Nuñez Muñoz Y Cia. Ltda. Abogados, a law firm in Chile recognized as having expertise in mining law matters; (b) issuance by the Chilean Agency of Geology and Mining (SERNEGEOMIN) of the mine and plant permits; (c) payment to the TESORERIA General de la Republica in respect of government fees, charges, taxes and annual exploration fees payable on the mineral titles held; (d) review, negotiation and execution of various asset purchase agreements relating to the acquisition/transfer of certain mining titles; (e) the entering into easement, lease and/or purchase agreements with certain possessors of surface land covering the majority of the area used in Chilean Projects; and (f) conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Argentina

        The Corporation is able to satisfy itself as to its ownership of its property interests in its Argentinean Projects through: (a) the receipt and review of title opinions regarding the Corporation's mineral rights to the Argentinean Projects provided by the Corporation's legal counsel, Novoa & Vargas Echegaray; Patricia Inzirillo, Beretta Godoy and Saravia Frías, law firms in Argentina recognized as having expertise in mining law matters; (b) correspondence with the Provincial Mining Ministries pursuant to which exploration plans and detailed reports of work performed and geological and technological studies are required to be submitted; (c) payment to the Federal Administration of Public Revenue and Provincial Revenue Agencies in respect of government fees, charges, taxes and annual exploration fees payable on the mineral titles held; (d) review, negotiation and execution of various asset purchase agreements relating to the acquisition/transfer of certain mining titles; (e) the entering into of easement, lease and/or purchase agreements with certain possessors of surface land covering the majority of the area used in Argentinean Projects; and (f) conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Permits, Licenses and Regulatory Approvals

        The following disclosure describes the material permits, business licenses or other regulatory approvals that are required for the Corporation to be able to carry out its business operations in Brazil, Chile and Argentina as currently conducted, through a subsidiary or a controlled company, and the Corporation has satisfied itself that it has all required permits, business licenses and other regulatory approvals to carry out its business, as currently conducted, in the EMIR Jurisdictions by conducting an internal review of its paperwork, registrations and legal requirements on a quarterly basis.

Brazil

  •
  Registration of Brazilian subsidiaries and their foreign shareholders with the Central Bank of Brazil ("BACEN") and compliance with regulations regarding foreign direct investment. In particular, all international transfers of funds or foreign direct investments related to the Brazilian subsidiaries (including their shares) must be registered with BACEN. All such registrations have been completed by the Brazilian Entities (as defined below) and their respective shareholders.

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  Registration of Brazilian subsidiaries with the boards of trade of the states in which such subsidiary is incorporated and any state in which the subsidiary has a branch office. A board of trade is a governmental authority responsible for the approval, registration, filing and publication of certain corporate information and functions as the Brazilian registry of commerce. The Brazilian Entities are incorporated in the states of Goiás and Bahia, and have branch offices in the states of Minas Gerais and Pernambuco and are therefore registered with the boards of trade of these states.

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  Appointment of a legal representative of the Brazilian subsidiary who is resident in Brazil, to act on behalf of the Brazilian subsidiary's foreign shareholder, including receiving service of process and subpoenas. A power of attorney or equivalent document in respect of such appointment must be filed with the board of trade of the state in which a Brazilian subsidiary is incorporated. The document appointing such representative must be apostilled in jurisdictions in which this is possible or certificated by the Brazilian consulate in the foreign shareholder's jurisdiction of residence or incorporation, where appostiling is not permitted and translated into Portuguese by an official translator. In the case of the

    Brazilian Entities, one or more Brazilian residents or foreigners with permanent residence in Brazil has been appointed to act as the legal representative on behalf of the Corporation.

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  Registration with the federal, municipal and state revenue authorities (with registration at the municipal and state authorities to be made in every city and state in which the Brazilian subsidiary has a head or branch office). In the case of the Corporation, Chapada Subco (as defined below) is registered in Alto Horizonte, Nova Lima and São José do Egito and Jacobina Subco (as defined below) is registered in Jacobina.

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  Obtaining a "functioning permit" issued by the local department, as well as a "fire department certificate" issued by the local fire department in each jurisdiction in which a Brazilian subsidiary has a head or branch office. In the case of the Corporation, Chapada Subco holds a permit from the state of Goiás and Jacobina Subco holds a permit from the state of Bahia.

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  Obtaining a (i)"preliminary license", (ii) an "installation license", and (iii) an "operating license", all of which are typically issued by the state environmental agency in the states of Bahia and Goiás, as applicable to each of the Brazilian Entities. The Corporation's operations are licensed by environmental authorities pursuant to the necessary preliminary installation and operating licenses.

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  Obtaining exploration licenses and mining concessions, as the case may be, each to be granted, respectively, by the DNPM and by the Ministry of Mines and Energy.

Chile

  •
  Environmental Impact Study approval by the Environmental Assessment Agency (SEA);

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  Compliance with the Mining Safety Regulation and Environmental Protection Law which are administered by the National Geological and Mining Service and the National Environmental Commission;

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  Water Use Rights duly registered in documents available for public examination in public records indicating that both Surface Water Use Rights and Underground Water Use Rights are in good standing, legally registered in the name of the Chilean Entities (as defined below), free of mortgages, encumbrances, prohibitions, injunctions and litigation;

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  Surface properties and surface property rights such as easements and occupation rights duly registered in documents available for public examination in public records at the corresponding Property Registrar, indicating that such rights are in good standing, legally registered in the name of the Chilean, free of mortgages, encumbrances, prohibitions, injunctions and litigation;

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  Legal constitution of exploration and exploitation mining concessions (the "Mining Concessions") granted by judicial resolutions through non discretional and non-contentious judicial proceedings;

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  Mining Concessions duly registered in documents available for public examination in public records at the registry of the corresponding mining registrar (the "Mining Registrar"), the agency responsible for due registration of Mining Concessions according to the requirements of the Chilean mining legislation, in which all grants, transfers and assignments of Mining Concessions and other evidence of mineral rights to explore, exploit mineral properties are registered;

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  Payment of the annual mining license fee of the Mining Concessions.

Argentina

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  Environmental Impact Study approval by the Environmental Assessment Agency (SEA);

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  Compliance with the Mining Safety Regulation and Environmental Protection Law which are administered by Local Government (Mining and Environment Ministries);

  •
  Water Use Rights duly registered in documents available for public examination in public records indicating that both Surface Water Use Rights and Underground Water Use Rights are in good standing,

    legally registered in the name of the Argentinean Entities (as defined below), free of mortgages, encumbrances, prohibitions, injunctions and litigation;

  •
  Surface properties and surface property rights such as easements and occupation rights duly registered in documents available for public examination in public records at the corresponding Property Registrar, indicating that such rights are in good standing, legally registered in the name of the Argentinean, free of mortgages, encumbrances, prohibitions, injunctions and litigation;

  •
  Legal constitution of exploration and exploitation mining concessions (the "Mining Concessions") granted by administrative resolutions;

  •
  Mining Concessions duly registered in documents available for public examination in public records at the registry of the corresponding mining registrar (the "Mining Registrar"), the agency responsible for due registration of Mining Concessions according to the requirements of the Argentinean mining legislation, in which all grants, transfers and assignments of Mining Concessions and other evidence of mineral rights to explore, exploit mineral properties are registered;

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  Payment of the annual mining license fee of the Mining Concessions.

Foreign Subsidiaries

        The Corporation holds its ownership in the EMIR Assets through local subsidiary companies in each EMIR Jurisdiction (the "Foreign Operating Entities"). The Foreign Operating Entities consist of the Chapada Subco, the Jacobina Subco, the El Peñon Subco, the Minera Florida Subco, the Gualcamayo Subco, the Cerro Moro Subco, the Agua Rica Subco and the Suyai Subco, all as described below.

Brazil

        The Chapada Mine is owned by the Corporation's wholly-owned indirect subsidiary, Mineração Maracá Industria e Comércio S.A. (the "Chapada Subco"), a company existing under the laws of Brazil. The Jacobina Mine is owned by the Corporation's wholly-owned indirect subsidiary, Jacobina Mineração e Comércio Ltda. (the "Jacobina Subco" and, together with the Chapada Subco, the "Brazilian Entities"), a company existing under the laws of Brazil.

        The "Chapada Subco" is incorporated as a joint-stock company (called "sociedade por ações") which must be organized by at least two shareholders (Yamana Brazil Holdings B.V. and Yamana International Holdings Cooperatie U.A.). The "Jacobina Subco" is incorporated as a limited liability company (called a "limitada" or "Ltda.") which must be organized by at least two quotaholders (Yamana Jacobina Holdings B.V. and Yamana International Holdings Cooperatie U.A.) However, the Corporation nevertheless controls each of the Brazilian Entities and has the power and capacity to cause such subsidiaries to carry on their business in accordance with the Corporation's instructions.

        The Corporation controls the Brazilian Entities by virtue of common management and by its ownership of a majority (currently more than 99.9%) of the shares or quotas issued by such entities, as applicable.

        The Corporation, by virtue of its ability to control the Brazilian Entities in the manner described above, can remove and appoint its Brazilian subsidiaries' officers in a straightforward manner. Generally, officers can be removed by way of a simple communication stating that such officer is being removed from his or her position, and an associated filing with the applicable board of trade. Where a director is nominated in a Brazilian subsidiary's articles of association, such director may only be removed by way of an amendment to the articles. In the case of the Brazilian Entities, only the Corporation may amend each subsidiary's articles of association, and it may do so without having to obtain the consent of third parties, so long as the amendment complies with the applicable Brazilian law.

Chile

        The El Peñon Mine is owned by the Corporation's wholly owned indirect subsidiary, Minera Meridian Ltda. ("El Peñon Subco"), a company existing under the laws of Chile. The Minera Florida Mine is owned by the

Corporation's wholly-owned indirect subsidiary, Minera Florida Ltda. (the "Minera Florida Subco" and, together with the El Peñón Subco, the "Chilean Entities"), a company existing under the laws of Chile.

        The delegates of the Chilean Entities, include members of the board of directors of the Corporation (the "Board"), the Corporation and the Chilean Entities have common management and the Corporation is the indirect sole shareholder of El Peñon Subco and Minera Florida Subco, through its wholly-owned direct subsidiary, Minera Yamana Chile SpA. The Corporation, as the indirect sole shareholder of the Chilean Entities, can also resolve in a short period of time to remove delegates by a written resolution of the sole shareholder and the registration of same with the Registry of Commerce and can remove officers by way of simple communication that such officer is being removed from his/her position. Finally, the supreme authority for Chilean corporations are the shareholders (who can function through unanimous written resolutions or through meetings). The shareholders can, therefore, act directly in making management decisions and can overrule any decisions made by the board of directors of the Chilean Entities.

Argentina

        The Gualcamayo Mine is owned by the Corporation's wholly owned indirect subsidiary, Minas Argentinas S.A. ("Gualcamayo Subco"), a company existing under the laws of Argentina. The Cerro Moro Project is owned by the Corporation's wholly owned indirect subsidiary, Estelar Resources Ltd. S.A. ("Cerro Moro Subco"), a company existing under the laws of Argentina. The Agua Rica Project is owned by the Corporation's wholly owned indirect subsidiary, Minera Agua Rica Sucursal ("Agua Rica Subco"), a company existing under the laws of Argentina. The Suyai Project is owned by the Corporation's wholly-owned indirect subsidiary, Suyai del Sur, S.A., (the "Suyai Subco" and, together with the Gualcamayo Subco, the Cerro Moro Subco and the Agua Rica Subco, the "Argentinean Entities"), a company existing under the laws of Argentina.

        There are common directors on both the Board and the board of directors of the Argentinean Entities and the Corporation and the Argentinean Entities have common management. The Corporation is the indirect sole shareholder of the Argentinean Entities through various wholly-owned direct subsidiaries. The Corporation, as the indirect sole shareholder of the Argentinean Entities, can also resolve in a short period of time to remove directors by a written resolution of the sole shareholder and the registration of same in the Commercial Public Register of each jurisdiction and can remove officers by way of simple communication that such officer is being removed from his/her position. Note, however, that if the Argentinean Entity had granted a power of attorney to the officer, a public notary must revoke such power and notify the officer formally of such revocation. Finally, the supreme authority for Argentinean corporations are the shareholders (who can function through unanimous written resolutions or through meetings). The shareholders can therefore act directly in making management decisions and can overrule any decisions made by the board of directors of the Argentinean Entities.

CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the Annual Financial Statements, which are incorporated by reference in this Prospectus.

        The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Corporation's share and loan capitalization that will result from the issuance of Securities pursuant to such prospectus supplement.

USE OF PROCEEDS

        The net proceeds to Yamana from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

        There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spend in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under

"Risk Factors" and any other factors set forth in the applicable Prospectus Supplement. The Corporation may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. See "Risk Factors".

EARNINGS COVERAGE RATIO

        Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

        The Corporation may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Corporation may issue and sell up to US$1,000,000,000, in the aggregate, of Securities.

        The Corporation may sell the Securities, separately or together, to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation. The Corporation will obtain any requisite exemptive relief prior to conducting "at-the-market distributions".

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

        In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an "at the market distribution", as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

        Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preference Shares, Debt Securities, Subscription

Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preference Shares, Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

        The authorized share capital of the Corporation consists of an unlimited number of Common Shares and 8,000,000 Preference Shares. As of the date of this Prospectus, there are an aggregate of 948,858,214 Common Shares and no Preference Shares issued and outstanding. In addition, as of the date of this Prospectus, there are 1,469,999 Common Shares issuable upon the exercise of restricted share units. The Common Shares may be offered separately or together with other Securities, as the case may be.

        Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation's Board of Directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation, are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. Although the articles of the Corporation provide for the potential issuance of Preference Shares, there is currently no other series or class of shares outstanding which ranks senior in priority to the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The Common Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Preference Shares

        The Preference Shares may be offered separately or together with other Securities, as the case may be. Upon a consolidation, merger, or amalgamation of the Corporation with or into any other corporation, holders of Preference Shares who have not exercised their right of conversion at the date of the consolidation, merger, or amalgamation are entitled to receive upon the exercise of their conversion right, after the effective date of the consolidation, merger, or amalgamation, the aggregate number of shares or securities or property of the Corporation resulting from the consolidation, merger, or amalgamation, the holder would have been entitled to receive if they had at the effective date of the consolidation, been the registered holder of such number of Common Shares. Holders of Preference Shares are also entitled to receive, in the event of liquidation, dissolution or winding up of the Corporation, an amount equal to C$0.125 in respect of each of Preference Share held and all unpaid cumulative dividends before any distribution of the assets of the Corporation among holders of the Common Shares or any other class of shares. Holders of Preference Shares are not entitled to receive notice of or to attend meetings of the shareholders of the Corporation nor do they have any voting rights for the election of directors or for any other purpose (except where the holders of a specified class are entitled to vote separately as a class).

Debt Securities

        In this section, the words "Corporation", "we", "us" and "our" refer only Yamana Gold Inc. and not to any of our subsidiaries. The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder and is not intended to be complete. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

        The Debt Securities will be issued in one or more series under the indenture (the "Indenture"), dated as of June 30, 2014, among the Corporation, Wilmington Trust, National Association, a national banking association, as trustee (the "Trustee") and Citibank, N.A., a national association, as paying agent, registrar and authenticating agent (the "Securities Administrator"). The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and has been filed with the securities commissions or similar authorities in each of the provinces of Canada. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

        The Corporation may issue Debt Securities and incur additional Indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes or other evidences of Indebtedness) which may be issued thereunder. It will provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Corporation to increase the principal amount of any series of Debt Securities previously issued and to issue Debt Securities of such increased principal amount.

        The terms of the Debt Securities we may offer may differ from the general information provided below. In particular, certain covenants described below may not apply to certain Debt Securities we may offer under the Indenture. We may issue Debt Securities with terms different from those of Debt Securities previously issued under the Indenture.

        The applicable Prospectus Supplement will set forth the specific terms relating to the Debt Securities of the series being offered and may include, without limitation, any of the following:

  •
  the specific designation of the offered Debt Securities;

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  the aggregate principal amount of the offered Debt Securities;

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  the extent and manner, if any, to which payment on or in respect of the offered Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

  •
  the percentage or percentages of principal amount at which the offered Debt Securities will be issued;

  •
  the date or dates on which the offered Debt Securities will mature and the portion (if less than all of the principal amount) of the offered Debt Securities to be payable upon declaration of acceleration of maturity;

  •
  the rate or rates per annum (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue (or the method by which such date or dates will be determined) and the dates on which any such interest will be payable and the regular record dates for any interest payable on the offered Debt Securities;

  •
  any mandatory or optional redemption or sinking fund or analogous provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed or purchased at the option of the Corporation or otherwise;

  •
  if the offered Debt Securities will be issuable in whole or in part in the form of one or more registered global securities ("registered global securities") the identity of the depositary for such registered global securities;

  •
  the denominations in which registered Debt Securities ("registered securities") will be issuable, if other than denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof;

  •
  each place where the principal of and any premium and interest on the offered Debt Securities will be payable and each place where the offered Debt Securities may be presented for registration of transfer or exchange;

  •
  if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the offered Debt Securities are denominated and/or in which the payment of the principal of and any premium and interest on the offered Debt Securities will or may be payable;

  •
  any index formula or other method pursuant to which the amount of payments of principal of, and any premium and interest on, the offered Debt Securities will or may be determined;

  •
  the terms and conditions, if any, on which the offered Debt Securities may be convertible into or exchangeable for any other of our securities or securities of other entities;

  •
  if the payment of the offered Debt Securities will be guaranteed by any other person, the terms of any such guarantees;

  •
  if the offered Debt Securities will have the benefit of any security interest created pursuant to the terms of the Indenture; and

  •
  any other terms of the offered Debt Securities, including covenants and events of default which apply solely to the offered Debt Securities, or any covenants or events of default generally applicable to the Debt Securities, which are not to apply to the offered Debt Securities.

        Unless otherwise provided in the applicable Prospectus Supplement, any guarantee in respect of Debt Securities would fully and unconditionally guarantee the payment of the principal of, and interest and premium, if any, on, such Debt Securities when such amounts become due and payable, whether at maturity thereof or by acceleration, notice of redemption or otherwise. We expect any guarantee provided in respect of Debt Securities would be from a subsidiary, affiliate or associate of the Corporation and would constitute a senior, unsecured obligation of the applicable guarantor. Other Debt Securities that we may issue also may be guaranteed and the terms of such guarantees (including any subordination) would be described in the applicable Prospectus Supplement.

        Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holders the right to tender Debt Securities to the Corporation for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest in the event we should become involved in a highly leveraged transaction or in the event of a change in control of the Corporation.

        Our Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the Prospectus Supplement relating thereto.

Ranking and Other Indebtedness

        Except as indicated herein or in the applicable Prospectus Supplement, the Debt Securities and any guarantees in respect of such Debt Securities will be unsecured obligations of the Corporation and any applicable guarantor, respectively, and will rank equally with all of our and any applicable guarantor's other unsecured and unsubordinated Indebtedness (as defined below under " — Certain Covenants") from time to time outstanding. The Debt Securities will be effectively subordinated to all Indebtedness and other liabilities of our subsidiaries (other than any applicable guarantor, for so long as its guarantee remains in effect) and subordinated to all secured Indebtedness and other secured liabilities of the Corporation, any applicable guarantor and our subsidiaries to the extent of the assets securing such Indebtedness and other liabilities.

Registered Definitive Securities

        Unless otherwise indicated in the applicable Prospectus Supplement, the registered securities of a particular series may be issued in the form of definitive securities without coupons and in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof. Debt securities may be presented for exchange and registered securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable Prospectus Supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. The Corporation has appointed the Securities Administrator as security registrar.

        Unless otherwise indicated in the applicable Prospectus Supplement, where registered securities are issued in definitive form, payment of the principal of and any premium and interest on such securities will be made at the office or agency of the Securities Administrator.

Registered Global Securities

        The registered securities of a particular series may be issued in the form of one or more registered global securities which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of offered Debt Securities to be represented by a registered global security will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a registered global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such registered global security to the accounts of such persons having accounts with such depositary or its nominee ("participants") as will be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities, or by the Corporation if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a registered global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

        So long as the depositary for a registered global security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such registered global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a registered global security will not be entitled to have Debt Securities of the series represented by such registered global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Principal, premium, if any, and interest payments on a registered global security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such registered global security. None of the Corporation, the Trustee or any paying agent for Debt Securities of the series represented by such registered global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such registered global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the depositary for a registered global security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such registered global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing instructions and customary practices, as is now the case with Debt Securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        If the depositary for a registered global security representing Debt Securities of a particular series is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and no successor depositary is appointed within 90 days after we receive notice or become aware of such condition, we will issue registered securities of such series in definitive form in exchange for such registered global security. If there is an event of default with respect to a particular series of Debt Securities, the depositary for the registered global securities of such series may exchange such registered global securities for registered securities of such series in definitive form and distribute those registered securities in definitive form to participants. In addition, we may at any time and in our sole discretion determine not to have the Debt Securities of a particular series represented by one or more registered global securities and, in such event, will issue registered securities of such series in definitive form in exchange for all of the registered global securities representing Debt Securities of such series.

Certain Covenants

        Set forth below is a summary of certain of the defined terms used in the Indenture. We urge you to read the Indenture for the full definition of all such terms.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting therefrom (1) all current liabilities (excluding current maturities of long-term Indebtedness); (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and (3) appropriate adjustments on account of minority interests, all as set forth on the most recent consolidated balance sheet of Yamana and computed in accordance with IFRS (as defined below).

        "IFRS" means International Financial Reporting Standards as issued by the International Accounting Standards Board in effect from time to time or, if different and then used by us for our public financial reporting purposes in Canada, generally accepted accounting principles in Canada or the United States.

        "Indebtedness" means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

        "Lien" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege, vendor's right of reclamation or other security interest or encumbrance of any kind incurred or assumed in order to secure payment of Indebtedness.

        "Non-Recourse Debt" means Indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such Indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other person (as defined below) acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred, to the capital stock and Debt Securities of the Restricted Subsidiary (as defined below) that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired.

        "Permitted Lien" means:

  (1)
  any Lien on property, shares of stock or Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such person;

  (2)
  any Lien on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by Yamana or a Restricted Subsidiary, whether or not assumed by Yamana or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of Yamana or any Restricted Subsidiary;

  (3)
  any Lien on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Yamana or to another Restricted Subsidiary;

  (4)
  any Lien on any Principal Property of Yamana to secure Indebtedness owing by it to a Restricted Subsidiary;

  (5)
  any Lien on any Principal Property or other assets of Yamana or any Restricted Subsidiary existing on the date of the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of the Indenture;

  (6)
  any Lien on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property), or on any shares of stock or Indebtedness of any Restricted Subsidiary directly or indirectly owning or operating such Principal Property, where such Principal Property is hereafter acquired, developed, expanded or constructed by Yamana or any Subsidiary, to secure the payment of all or any part of the purchase price, cost of acquisition or any cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by Yamana or a Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon), in each case including interest thereon and fees and expenses, including premiums, associated therewith, created prior to, at the time of, or within 365 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided that no such Lien will extend to any other Principal Property of Yamana or a Restricted Subsidiary other than in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

  (7)
  any Lien on any Principal Property or other assets of Yamana or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Liens; provided that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Lien will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Lien extended, renewed, altered or refunded;

  (8)
  any Lien in connection with Indebtedness which by its terms is Non-Recourse Debt; and

  (9)
  any Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of Yamana or any Restricted Subsidiary which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Liens on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Liens permitted under the foregoing exceptions) would not then exceed 10% of Consolidated Net Tangible Assets.

        "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means the interest of Yamana or any Restricted Subsidiary in any (a) mineral property or (b) processing facility, building or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of the Indenture or thereafter acquired or constructed by Yamana or any Restricted Subsidiary, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount that exceeds 7% of Consolidated Net Tangible Assets, except any such mineral property, processing facility, building or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the board of directors of Yamana by resolution declares is not of material importance to the total business conducted by Yamana and its Restricted Subsidiaries considered as one enterprise. Yamana or any Restricted Subsidiary shall not be deemed to have an interest in a Principal Property if such interest is not held directly by Yamana or a Restricted Subsidiary.

        "Restricted Subsidiary" means any Subsidiary of Yamana that owns or leases a Principal Property or is engaged primarily in the business of owning or holding capital stock of one or more Restricted Subsidiaries. "Restricted Subsidiary," however, does not include (1) any Subsidiary whose primary business consists of (A) financing operations in connection with leasing and conditional sale transactions on behalf of Yamana and its Subsidiaries, (B) purchasing accounts receivable or making loans secured by accounts receivable or inventory or (C) being a finance company or (2) any Subsidiary which the Board of Directors of Yamana has determined by resolution does not maintain a substantial portion of its fixed assets within Canada or the United States.

        "Subsidiary" means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by a person and/or one or more subsidiaries of such person.

Limitation on Liens

        For so long as any Debt Securities under the Indenture are outstanding, we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Lien on any Principal Property now owned or hereafter acquired by Yamana or a Restricted Subsidiary, or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by Yamana or a Restricted Subsidiary, in each case other than Permitted Liens, unless at the time thereof or prior thereto the Debt Securities then outstanding under the Indenture (together with, if and to the extent we so determine, any other Indebtedness then existing or thereafter created) are secured (but only to the extent of any Lien that is not a Permitted Lien) equally and ratably with (or prior to) any and all Indebtedness that is secured by such Lien for so long as such Indebtedness is so secured by such Lien that is not a Permitted Lien.

        For purposes of the foregoing, the giving of a guarantee that is secured by a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness that existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien but the amount of Indebtedness secured by Liens on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.

        For the avoidance of doubt, (i) the sale or other transfer of any minerals in place for a period of time until the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; (ii) the sale or other transfer of any minerals in an amount such that the purchaser will realize therefrom a specified amount of money (however determined); (iii) the sale or other transfer of any other interest in property of a character commonly referred to as a "production payment;" (iv) any acquisition of any property or assets by us or our Restricted Subsidiaries that is subject to any reservation that creates or reserves for the seller an interest in any metals or minerals in place or the proceeds from their sale; (v) any conveyance or assignment in which we or our Restricted Subsidiaries convey or assign an interest in any metals or minerals in place or the proceeds from their sale; or (vi) any lien upon any of our or our Restricted Subsidiaries' wholly-owned or partially-owned or leased property or assets to secure the payment of our or our Restricted Subsidiaries' proportionate part of the development or operating expenses in realizing the metal or mineral resources of such property, shall not constitute the incurrence of Indebtedness secured by a Lien.

Consolidation, Amalgamation and Merger and Sale of Assets

        The Indenture provides that we may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:

  •
  the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof or any member nation of the Organization for Economic Co-Operation and Development;

  •
  the successor person expressly assumes or assumes by operation of law all of our obligations under our Debt Securities and under the Indenture;

  •
  immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

  •
  certain other conditions are met.

        If, as a result of any such transaction, any of our Principal Properties become subject to a Lien, then, unless such Lien could be created pursuant to the Indenture provisions described under " — Limitation on Liens" above without equally and ratably securing the Debt Securities under the Indenture, we, simultaneously with or prior to such transaction, will cause the Debt Securities to be secured equally and ratably with or prior to the Indebtedness secured by such Lien.

Payment of Additional Amounts

        Unless otherwise specified in the applicable Prospectus Supplement, all payments made by us or on our behalf under or with respect to the any series of our Debt Securities issued under the Indenture will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively "Taxes") imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any other authority or agency in or outside of Canada having power to tax (each a "Relevant Taxing Jurisdiction"), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.

        If any amount for or on account of such Taxes is required by any Relevant Taxing Jurisdiction to be withheld or deducted from any payment made under or with respect to the Debt Securities issued under the Indenture, we will pay to each holder of such Debt Securities as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

  (1)
  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Debt Security;

  (2)
  any payment made by us under or with respect to such Debt Securities to a holder where such holder did not deal at arm's length with us (within the meaning of the Income Tax Act (Canada)) (the "Tax Act") at the time of the relevant payment;

  (3)
  any Taxes that are assessed or imposed by reason of the holder being a "specified shareholder," as defined in subsection 18(5) of the Tax Act, of the payer of the payments or not dealing at arm's length (within the meaning of the Tax Act) with a "specified shareholder" of such payer;

  (4)
  any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax, assessment or governmental charge;

  (5)
  any Taxes that are payable otherwise than by deduction or withholding from a payment of principal, premium, interest or Additional Amounts on such Debt Securities;

  (6)
  any Taxes that would not have been so imposed but for the presentation of such Debt Securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the holder thereof would have been entitled to Additional Amounts had the Debt Securities been presented for payment on the last date during such 30 day period;

  (7)
  any Taxes that would not have been so imposed or would have been imposed at a lower rate if the holder of such Debt Securities had provided to us any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate; provided that such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or reduction in the requirement to deduct or withhold all or part of such Taxes and such information, certification, documentation or evidence is reasonably requested upon reasonable notice by the applicable payor;

  (8)
  any Taxes that were imposed on a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment, if the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder; or

  (9)
  any Taxes that would not have been so imposed but for any combination of the foregoing.

        In any event, no Additional Amounts will be payable under the provisions described above in respect of any Debt Securities in excess of the Additional Amounts which would be required if, at all relevant times, the holder of such Debt Securities were a resident of the United States and a qualifying person for purposes of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts discussed in the preceding sentence, the Additional Amounts received by certain holders of our Debt Securities will be less than the amount of Taxes withheld or deducted, and, accordingly, the net amount received by such holders will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Taxes.

        We will (i) make such withholding or deduction of Taxes as is required under applicable law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) furnish to the Trustee and the Securities Administrator reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes.

        If we are obligated to pay Additional Amounts with respect to any payment under or with respect to the Debt Securities, we will deliver to the Trustee and the Securities Administrator, as the paying agent, an officer's certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the payment of such Additional Amounts to holders of Debt Securities on the payment date. Each such officer's certificate shall be relied upon until receipt of a new officer's certificate addressing such matters. To the extent permitted by law, neither the Trustee nor the Securities

Administrator shall have any obligation to determine or obtain knowledge of when Additional Amounts are paid or owed.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Debt Security, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        Unless otherwise specified in the applicable Prospectus Supplement, a series of our Debt Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if we determine that:

  •
  as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction, or (B) any change in the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after the date of the applicable Prospectus Supplement, we or a successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series; or

  •
  on or after the date of the applicable Prospectus Supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in a Relevant Taxing Jurisdiction, including any of those actions specified in the first bullet, whether or not such action was taken or such decision was rendered with respect to us or a successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our, or a successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series; and

in any such case, we, in our business judgment, determine that the payment of Additional Amounts cannot be avoided by the use of reasonable measures available to us (which shall not include the substitution of an obligor in respect of the Debt Securities).

        In the event that we elect to redeem a series of our Debt Securities pursuant to the provisions set forth in the preceding paragraph, we will deliver to the Trustee and the Securities Administrator an officer's certificate stating that we are entitled to redeem such series of Debt Securities pursuant to their terms.

        Notice of intention to redeem such series of Debt Securities as provided above will be given not more than 60 nor less than 10 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

        We will file with the Trustee and the Securities Administrator, within 30 days after such reports or information are filed with the SEC, copies, which may be in electronic format, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the Trustee and the Securities Administrator (i) within 90 days of the end of each fiscal year, audited consolidated financial statements of the Company for the preceding fiscal year, and a corresponding management's discussion and analysis of such audited consolidated financial statements and (ii) within 60 days of the end of the first three fiscal quarters of each fiscal year, unaudited financial statements of the Company for the preceding fiscal quarter, and a corresponding management's discussion and analysis of such unaudited consolidated financial statements. Any documents filed by us with the SEC via the SEC's EDGAR system will be deemed filed with the Trustee and the Securities Administrator as of the time such documents are filed via the SEC's EDGAR system. Neither the Trustee nor the Securities Administrator will have any duty to monitor any filings made with the SEC's EDGAR system.

Events of Default

        Each of the following constitute events of default under the Indenture with respect to Debt Securities of any series:

  •
  default in the payment of the principal of any Debt Securities of that series when it becomes due and payable;

  •
  default in the payment of any interest on any Debt Securities of that series when such interest becomes due and payable, and such default is continued for 30 days;

  •
  default in the performance, or breach, of any other covenant of Yamana in the Indenture for the benefit of holders of any Debt Securities of that series, and such default or breach is continued for 60 days after written notice to us as provided in the Indenture;

  •
  default by Yamana or any Guarantor in the payment of Indebtedness of US$100,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or default under Indebtedness of Yamana or any Guarantor of US$100,000,000 or more in principal amount resulting in acceleration of such Indebtedness, but only if such Indebtedness is not discharged or such acceleration is not rescinded or annulled;

  •
  certain events of bankruptcy, insolvency or reorganization occur involving Yamana or any Guarantor; and

  •
  any other event of default provided with respect to Debt Securities of that series.

        If an acceleration is in an amount less than US$100,000,000 of any of our Indebtedness or that of any Guarantor, the holders of the Debt Securities will not have the right to accelerate the maturity of their Debt Securities even though in some such cases other creditors may have that right.

        Subject to certain exceptions, the Indenture provides that the Trustee must give notice of a default of which it has actual knowledge to the registered holders of the Debt Securities of the relevant series within 90 days of occurrence.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the Debt Securities will become immediately due and payable without any action on the part of the Trustee or any holder. If any other event of default for the Debt Securities occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under the Indenture and affected by the event of default (voting as a single class) may declare the principal of and all accrued and unpaid interest on the Debt Securities immediately due and payable. The holders of a majority in principal amount of the outstanding Debt Securities of all series issued under the Indenture and affected by the event of default may in some cases rescind this accelerated payment requirement.

        A holder of Debt Securities of any series may pursue any remedy under the Indenture only if:

  •
  such holder gives the Trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under the Indenture and affected by the event of default make a written request to the Trustee to pursue the remedy;

  •
  such holder offers to the Trustee an indemnity or security satisfactory to the Trustee;

  •
  the Trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the outstanding Debt Securities of all series issued under the Indenture and affected by the event of default do not give the Trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a Debt Security to sue for enforcement of any overdue payment.

        Subject to certain limitations, conditions and restrictions, the holders of a majority in principal amount of the outstanding Debt Securities of all series issued under the Indenture and affected by the event of default may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee and exercising any trust or power conferred on the Trustee with respect to the Debt Securities of all series affected by such event of default. The Trustee, however, may refuse to follow any such direction that conflicts with law or the Indenture. In addition, prior to acting at the direction of holders, the Trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The Indenture requires us to deliver each year to the Trustee and the Securities Administrator a written statement as to our compliance with the covenants contained in the Indenture.

Trustee

        If an event of default occurs under the Indenture and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. If an event of default occurs and is continuing under the Indenture, the Trustee will become obligated to exercise any of its powers under the Indenture at the written request of any of the holders of any Debt Securities only after such holders have offered the Trustee indemnity and/or security satisfactory to it.

        The Indenture contains limitations on the right of the Trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the Indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Securities Administrator

        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated and indemnified, are extended to, and shall, to the extent they are applicable to the Securities Administrator in the performance of its respective capacities provided for in the Indenture, be enforceable by the Securities Administrator, in each of its respective capacities hereunder, including its capacity as paying agent, registrar and authenticating agent.

Modification and Waiver

        The Indenture may be amended or supplemented or any provision of the Indenture may be waived without the consent of any holders of Debt Securities in certain circumstances, including:

  •
  to provide for the assumption of our obligations under the Indenture by a successor;

  •
  to add covenants that would benefit the holders of any Debt Securities or to surrender any rights we have under the Indenture;

  •
  to add events of default with respect to any Debt Securities;

  •
  to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities or to provide for bearer Debt Securities;

  •
  to make any change that does not adversely affect any outstanding Debt Securities of any series issued under the Indenture in any material respect; provided, that any change made solely to conform the provisions of the Indenture to a description of Debt Securities in an offering circular or prospectus supplement will be deemed not to adversely affect any outstanding Debt Securities of any series issued under the Indenture in any material respect, as provided in an officer's certificate;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of Debt Securities;

  •
  to provide for the appointment of a successor trustee or securities administrator;

  •
  to comply with any requirement to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  •
  to establish the form and terms of Debt Securities of any series or to authorize the issuance of additional Debt Securities of a series previously authorized; and

  •
  to cure any ambiguity, omission, defect or inconsistency.

        The Indenture may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such amendment or supplement. Without the consent of the holder of each Debt Security issued under the Indenture and affected thereby, however, no modification to the Indenture may:

  •
  change the stated maturity of the principal of, or any installment of interest or additional amounts on, any Debt Security;

  •
  reduce the principal of any Debt Security or any premium payable on the redemption of any Debt Security or reduce the amount of any installment of interest or additional amounts payable on any Debt Security;

  •
  change the place of payment or make payments on any Debt Security payable in currency other than as originally stated in such Debt Security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on any Debt Security;

  •
  reduce the amount of Debt Securities whose holders must consent to an amendment, supplement or waiver; or

  •
  make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture or to make any change in the provision related to modification.

        The holders of a majority in principal amount of the outstanding Debt Securities of all series affected by the waiver may on behalf of the holders of all Debt Securities of such series waive compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding Debt Securities of all series affected by such default may waive any past default under the Indenture with respect to such Debt Securities, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Securities or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series.

Defeasance and Covenant Defeasance

        The Indenture provides that, at our option, we will be discharged from any and all obligations in respect of the outstanding Debt Securities of any series upon irrevocable deposit with the Trustee or the Securities Administrator, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient without consideration of reinvestment in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of Yamana delivered to the Trustee and the Securities Administrator to pay the principal of (and premium, if any) and interest, if any, on the outstanding Debt Securities of such series (hereinafter referred to as a "defeasance") (except with respect to the authentication, transfer, exchange or replacement of our Debt Securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if, among other things:

  •
  we have delivered to the Trustee and the Securities Administrator an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  •
  we have delivered to the Trustee and the Securities Administrator an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding Debt Securities of such series include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to that series of Debt Securities will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

        We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding paragraph at the time we exercise the defeasance option.

        The Indenture provides that, at our option, unless and until we have exercised our defeasance option described above with respect to Debt Securities of the same series, we may omit to comply with the covenants described under " — Certain Covenants — Limitation on Liens," certain aspects of the covenant described under " — Certain Covenants — Consolidation, Amalgamation, Merger and Sale of Assets" and certain other covenants, and such omission will not be deemed to be an event of default under the Indenture and the outstanding Debt Securities upon irrevocable deposit with the Trustee or the Securities Administrator, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient without consideration of reinvestment in the opinion of a nationally recognized firm of financial advisers or independent chartered accountants as evidenced by a certificate of officers of Yamana delivered to the Trustee and the Securities Administrator to pay the principal of (and premium, if any) and interest, if any, on the outstanding Debt Securities (hereinafter referred to as "covenant defeasance"). If we exercise our covenant defeasance option, the obligations under the Indenture other than with respect to such covenants and the events of default other than with respect to such covenants will remain in full force and effect. Such trust may only be established if, among other things:

  •
  we have delivered to the Trustee and the Securities Administrator an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  we have delivered to the Trustee and the Securities Administrator an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding Debt Securities include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to that series of Debt Securities will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

Discharge of the Indenture

        We may satisfy and discharge our obligations under the Indenture with respect to the Debt Securities by delivering to the Securities Administrator for cancellation all the outstanding Debt Securities or by depositing with the Trustee or the Securities Administrator, as the paying agent, after such Debt Securities have become due and payable or will become due and payable within one year, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the outstanding Debt Securities and pay all other sums payable under the Indenture by us.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service

        Under the Indenture, the Company has irrevocably appointed C T Corporation System, 111 — 8th Avenue, New York, New York 10011-5201, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any federal or New York state court located in the Borough of Manhattan, in The City of New York, or brought by the Trustee or the Securities Administrator (whether in its individual capacity or in its capacity as Trustee or Securities Administrator, as applicable, under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        Since a substantial portion of the assets of the Corporation are outside the United States, any judgment obtained in the United States against the Corporation may need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States from the Corporation's assets. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws.

Subscription Receipts

        The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Corporation and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

        The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

        The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of such Subscription Receipts being offered;

  •
  the price at which such Subscription Receipts will be offered;

  •
  the designation, number and terms of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof;

  •
  the procedures for the issuance and delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

  •
  the identity of the Escrow Agent;

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

  •
  procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;

  •
  if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

  •
  whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

  •
  whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  •
  whether the Corporation will apply to list such Subscription Receipts on any exchange;

  •
  material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and

  •
  any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

        The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

        The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

        The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

        The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

        The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security composing such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.

        The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of Units;

  •
  the price at which the Units will be offered;

  •
  the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the units;

  •
  whether the Corporation will apply to list the Units on any exchange;

  •
  the material United States and Canadian Federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

  •
  whether the Units will be issued in fully registered or global form.

Warrants

        The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares, Preference Shares, Units or Debt Securities that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant indenture to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent.

        The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

        The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of Warrants;

  •
  the price at which the Warrants will be offered;

  •
  the designation, number and terms of the Common Shares, Preference Shares, Units or Debt Securities, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  •
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  •
  the exercise price of the Warrants;

  •
  if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  •
  whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  •
  provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Preference Shares, Units, Debt Securities or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  •
  material United States and Canadian federal income tax consequences of owning the Warrants; and

  •
  any other material terms or conditions of the Warrants.

        Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

        Information in respect of the Common Shares that were issued within the previous twelve month period, Common Shares that were issued upon the exercise of options or upon the vesting of restricted share units and in respect of the grant of options or restricted share units to acquire Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

        The Common Shares are listed and posted for trading on the TSX in Canada under the symbol "YRI" and are listed on the NYSE in the United States under the symbol "AUY". Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

 RISK FACTORS

        An investment in Securities of the Corporation is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this Prospectus currently and from time to time, investors should carefully consider the risk factors incorporated by reference in this Prospectus referred to below. Any one of such risk factors could materially affect the Corporation's business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to the Corporation. Additional risks and uncertainties not currently identified by the Corporation or that the Corporation currently believes not to be material also may materially and adversely affect the Corporation's business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading "Risk Factors" in the Annual Information Form and the risk factors described in the Annual MD&A. See "Documents Incorporated by Reference."

INTERESTS OF EXPERTS

        The following are the technical reports prepared in accordance with NI 43-101 from which certain scientific and technical information relating to the Corporation's mineral projects contained or incorporated by reference in this Prospectus has been derived, and in some instances extracted from, as well as the qualified persons involved in preparing such reports, and details of certain scientific and technical information relating to the Corporation's mineral projects contained or incorporated by reference in this Prospectus which have been reviewed and approved by qualified persons. Copies of the technical reports are available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

        Chapada Mine — "Technical Report on the Chapada Mine, Goiás State, Brazil" dated March 21, 2018, prepared by or under the supervision of Chester Moore, P. Eng., Hugo Miranda, ChMC (RM) and Avakash Patel, P. Eng., of Roscoe Postle Associates Inc. ("RPA"), and Luiz Pignatari, Registered Member of the Chilean Mining Commission, of Edem Engenharia de Minas, who are qualified persons pursuant to NI 43-101. The technical information set forth in the Annual Information Form under the heading "Description of the Business — Material Producing Mines — Chapada Mine", other than the technical information in the Annual Information Form under the heading "Mineral Projects — Summary of Mineral Reserve and Mineral Resource Estimates", has been reviewed and approved by the Chapada Qualified Persons, each of whom is a qualified person pursuant to NI 43-101.

        El Peñón Mine — "Technical Report on the El Peñón Mine, Antofagasta Region, Chile" dated March 2, 2018, prepared by or under the supervision of Holger Krutzelmann, P.Eng., Normand Lecuyer, P. Eng., and Chester M. Moore, P.Eng., of RPA, who are a qualified persons pursuant to NI 43-101. The technical information set forth in the Annual Information Form under the heading "Description of the Business — Material Producing Mines — El Peñón Mine", other than the technical information in the Annual Information Form under the heading "Mineral Projects — Summary of Mineral Reserve and Mineral Resource Estimates", has been reviewed and approved by the El Peñón Qualified Persons, each of whom is a qualified person pursuant to NI 43-101.

        Canadian Malartic Mine — "Technical Report on the Mineral Resource and Mineral Reserve Estimates for the Canadian Malartic Property" dated August 13, 2014 prepared by or under the supervision of Donald Gervais, P. Geo., Christian Roy, Eng. and Carl Pednault, Eng. of Canadian Malartic General Partnership, and Alain Thibault, Eng. and Daniel Doucet, Eng. The technical information set forth in the Annual Information Form under the heading "Description of the Business — Material Producing Mines — Canadian Malartic Mine" has been reviewed and approved by Donald Gervais, P. Geo., of Canadian Malartic General Partnership, who is a qualified person pursuant to NI 43-101.

        The following are the qualified persons responsible for the Mineral Resource and Mineral Reserve estimates for each of the Corporation's material mineral projects set out in the Annual Information Form under the heading "Description of the Business — Mineral Projects — Summary of Mineral Reserve and Mineral Resource Estimates".

Property	Qualified Persons for Mineral Reserves	Qualified Persons for Mineral Resources
Canadian Malartic	Donald Gervais, P. Geo., Canadian Malartic General Partnership	Donald Gervais, P. Geo., Canadian Malartic General Partnership
Chapada	Luiz Pignatari, Registered Member of the Chilean Mining Commission, Edem Engenharia de Minas	Luiz Pignatari, Registered Member of the Chilean Mining Commission, Edem Engenharia de Minas
Felipe Machado de Araújo, Registered Member of the Chilean Mining Commission, Mineral Resources Coordinator Brazil, Yamana Gold Inc.
El Peñón	Sergio Castro, Registered Member of the Chilean Mining Commission, Yamana Gold Inc.	Jorge Camacho, Registered Member of the Chilean Mining Commission, Yamana Gold Inc.
Marcos Valencia A., FAuIMM, Registered Member of the Chilean Mining Commission, Regional Director, Technical Services, R&R, Yamana Gold Inc.

        The aforementioned firms or persons held less than one percent of the securities of the Corporation or of any associate or affiliate of the Corporation when they prepared the reports or the Mineral Reserve estimates or the Mineral Resource estimates referred to, or following the preparation of such reports or data, and received less than a one percent direct or indirect interest in any securities of the Corporation or of any associate or affiliate of the Corporation in connection with the preparation of such reports or data.

        None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation other than Marcos Valencia, Sergio Castro, Jorge Camacho and Felipe Machado de Araújo, who are employed by Yamana, and Donald Gervais, Christian Roy and Carl Pednault who are employed by Canadian Malartic General Partnership.

        Deloitte LLP is the auditor of Yamana and is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Ontario.

LEGAL MATTERS

        Certain legal matters in connection with the Offering will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, as to Canadian legal matters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, as to United States legal matters. As of the date hereof, the partners and associates of Cassels Brock & Blackwell own, directly or indirectly, less than 1% of the Common Shares.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        The Corporation is a corporation continued and existing under the laws of Canada. The Corporation has subsidiaries in Brazil, Chile and Argentina and all or a substantial portion of the Corporation's assets are located outside of Canada and the United States. In addition, some or all of the Corporation's officers and directors are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets are located outside of the United States. The Corporation has appointed an agent for service of process in the United States, but it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the

United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or "blue sky" laws of any state within the United States. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Cassels Brock & Blackwell LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Corporation filed with the SEC, concurrently with the Registration Statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Meridian Gold Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

        In addition to the foregoing, it may not be possible for shareholders to effect service of process against the Corporation's directors and officers who are not resident in Canada or the United States. In the event a judgement is obtained in a Canadian court against one or more foreign resident directors or officers for violations of Canadian securities laws, it may not be possible to enforce such judgment and it may be difficult for an investor, or any other person or entity, to assert Canadian securities law claims in original actions instituted in Brazil, Chile or Argentina. Courts in these jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even in the event a foreign court agrees to hear a claim, it may be determined that the local law, and not the Canadian law, is applicable to the claim, or, alternatively, if Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process and certain matters or procedure will be governed by foreign law.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

        Under the Canada Business Corporations Act (the "CBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful (the "Indemnity Conditions"). The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and they fulfill the Indemnity Conditions. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the Indemnity Conditions.

        The by-laws of the Registrant provide that, subject to the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she was involved because of that association with the Registrant or other entity, if he or she acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

        The by-laws of the Registrant provide that the Registrant may, subject to the CBCA, purchase and maintain insurance for the benefit of any director, officer, or certain other persons as set out above, against any liability incurred by him or her in his or her capacity as a director or officer of the Registrant or an individual acting in a similar capacity of the Registrant or of another body corporate where he or she acts or acted in that capacity at the Registrant's request. The Registrant has purchased third party director and officer liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Exhibits to Form F-10

INDEX TO EXHIBITS

Item		Exhibit
4.1		Annual Information Form of Yamana for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to Yamana Gold Inc.'s Form 40-F filed with the Securities and Exchange Commission on March 29, 2018 (Commission File No. 1-31880, the "Form 40-F")).

4.2		The Management's Discussion and Analysis of Yamana for the financial year ended December 31, 2017 (incorporated by reference to Exhibit 99.2 of the Form 40-F).

4.3		The condensed consolidated financial statements of Yamana as at and for the years ended December 31, 2017 and 2016 (incorporated by reference to Exhibit 99.3 of the Form 40-F).

4.4		The management information circular of Yamana dated March 28, 2017, in connection with the annual meeting of Yamana's shareholders held on May 4, 2017 (incorporated by reference to Exhibit 99.1 to Yamana's Form 6-K, furnished to the Commission on April 10, 2017).

5.1	**	Consent of Deloitte LLP.

5.2	*	Consent of Cassels Brock & Blackwell LLP.

5.3	*	Consent of Chester Moore, P.Eng.

5.4	*	Consent of Hugo Miranda, ChMC (RM)

5.5	*	Consent of Avakash Patel, P.Eng.

5.6	*	Consent of Holger Krutzelmann, P.Eng.

5.7	*	Consent of Normand Lecuyer, P.Eng.

5.8	*	Consent of Donald Gervais, P. Geo.

5.9	*	Consent of Christian Roy, Eng.

5.10	*	Consent of Alain Thibault, Eng.

5.11	*	Consent of Carl Pednault, Eng.

5.12	*	Consent of Daniel Doucet, Eng.

5.13	*	Consent of Luiz Pignatari

5.14	*	Consent of Sergio Castro

5.15	*	Consent of Felipe Machado de Araújo

5.16	*	Consent of Jorge Camacho

5.17	*	Consent of Marcos Valencia A., FAuIMM

6.1	*	Powers of Attorney (included on the signature page to this Registration Statement).

7.1		Indenture dated as of June 30, 2014 among Yamana Gold Inc., as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator (incorporated by reference to Exhibit 4.2 to Yamana's Form F-4 (File No. 333-199203), filed with the Commission on October 7, 2014).

7.2	**	Statement of Eligibility of the Trustee of Form T-1.

*
Previously filed.

**
Filed herewith.

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

(a)
Concurrent with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to the Registration Statement and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 19, 2018.

YAMANA GOLD INC.
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Senior Vice President, Finance and Chief Financial Officer

III-2

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter Marrone	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 19, 2018
/s/ JASON LEBLANC Jason LeBlanc	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 19, 2018
* John Begeman	Director	April 19, 2018
* Christiane Bergevin	Director	April 19, 2018
* Andrea Bertone	Director	April 19, 2018
* Alex J. Davidson	Director	April 19, 2018
* Robert Gallagher	Director	April 19, 2018
* Richard Graff	Director	April 19, 2018
* Kimberly Keating	Director	April 19, 2018
* Nigel Lees	Director	April 19, 2018
* Jane Sadowsky	Director	April 19, 2018

III-3

Signature			Title	Date

* Dino Titaro			Director	April 19, 2018
*By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
Attorney-in-fact

III-4

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States, on this 19th day of April, 2018.

MERIDIAN GOLD COMPANY
By:	/s/ JASON LEBLANC
	Name:	Jason LeBlanc
	Title:	Director

III-5

INDEX TO EXHIBITS

Item		Exhibit
4.1		Annual Information Form of Yamana for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 to Yamana Gold Inc.'s Form 40-F filed with the Securities and Exchange Commission on March 29, 2018 (Commission File No. 1-31880, the "Form 40-F")).

4.2		The Management's Discussion and Analysis of Yamana for the financial year ended December 31, 2017 (incorporated by reference to Exhibit 99.2 of the Form 40-F).

4.3		The condensed consolidated financial statements of Yamana as at and for the years ended December 31, 2017 and 2016 (incorporated by reference to Exhibit 99.3 of the Form 40-F).

4.4		The management information circular of Yamana dated March 28, 2017, in connection with the annual meeting of Yamana's shareholders held on May 4, 2017 (incorporated by reference to Exhibit 99.1 to Yamana's Form 6-K, furnished to the Commission on April 10, 2017).

5.1	**	Consent of Deloitte LLP.

5.2	*	Consent of Cassels Brock & Blackwell LLP.

5.3	*	Consent of Chester Moore, P.Eng.

5.4	*	Consent of Hugo Miranda, ChMC (RM)

5.5	*	Consent of Avakash Patel, P.Eng.

5.6	*	Consent of Holger Krutzelmann, P.Eng.

5.7	*	Consent of Normand Lecuyer, P.Eng.

5.8	*	Consent of Donald Gervais, P. Geo.

5.9	*	Consent of Christian Roy, Eng.

5.10	*	Consent of Alain Thibault, Eng.

5.11	*	Consent of Carl Pednault, Eng.

5.12	*	Consent of Daniel Doucet, Eng.

5.13	*	Consent of Luiz Pignatari

5.14	*	Consent of Sergio Castro

5.15	*	Consent of Felipe Machado de Araújo

5.16	*	Consent of Jorge Camacho

5.17	*	Consent of Marcos Valencia A., FAuIMM

6.1	*	Powers of Attorney (included on the signature page to this Registration Statement).

7.1		Indenture dated as of June 30, 2014 among Yamana Gold Inc., as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as Securities Administrator (incorporated by reference to Exhibit 4.2 to Yamana's Form F-4 (File No. 333-199203), filed with the Commission on October 7, 2014).

7.2	**	Statement of Eligibility of the Trustee of Form T-1.

*
Previously filed.

**
Filed herewith.

III-6